EXHIBIT 99.3

FINANCIAL STATEMENTS

OF

THE SOUTHERN CONNECTICUT GAS COMPANY

AS OF JUNE 30, 2011 AND DECEMBER 31, 2010 AND
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2011 AND 2010

(UNAUDITED)

THE SOUTHERN CONNECTICUT GAS COMPANY

TABLE OF CONTENTS

Page
Number

Financial Statements:

Statement of Income for the three and six months ended June 30, 2011 and 2010	3

Balance Sheet as of June 30, 2011 and December 31, 2010	4

Statement of Cash Flows for the six months ended June 30, 2011 and 2010	6

Statement of Changes in Shareholder's Equity	7

THE SOUTHERN CONNECTICUT GAS COMPANY
STATEMENT OF INCOME
(In Thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2011	2010	2011	2010

Operating Revenues	$61,045	$55,423	$226,701	$206,882

Operating Expenses
Operation
Natural gas purchased	28,842	24,375	133,987	115,107
Operation and maintenance	18,846	17,454	38,709	33,097
Depreciation and amortization	4,263	4,390	8,511	8,766
Goodwill impairment charge	-	178,885	-	178,885
Taxes - other than income taxes	3,623	3,770	11,872	12,157
Total Operating Expenses	55,574	228,874	193,079	348,012
Operating Income	5,471	(173,451)	33,622	(141,130)

Other Income and (Deductions), net	(32)	9	(80)	161

Interest Charges, net
Interest on long-term debt	3,178	4,076	6,516	8,114
Other interest, net	634	331	800	431
	3,812	4,407	7,316	8,545
Amortization of debt expense and redemption premiums	79	88	159	177
Total Interest Charges, net	3,891	4,495	7,475	8,722

Income Before Income Taxes, Equity Earnings	1,548	(177,937)	26,067	(149,691)

Income Taxes	1,146	533	10,846	12,252

Net Income	$402	$(178,470)	$15,221	$(161,943)

THE SOUTHERN CONNECTICUT GAS COMPANY
BALANCE SHEET

ASSETS
(In Thousands)
(Unaudited)
	June 30,	December 31,
	2011	2010
Current Assets
Unrestricted cash and temporary cash investments	$6,884	$11,542
Accounts receivable less allowance of $3,600 and $2,102, respectively	51,552	52,718
Unbilled revenues	5,368	18,222
Inter-company receivable	18,000	-
Current regulatory assets	17,312	34,195
Deferred income taxes	2,244	1,919
Natural gas in storage, at average cost	35,491	48,578
Materials and supplies	1,139	883
Prepayments	455	4,418
Derivative assets	20	4
Total Current Assets	138,465	172,479

Other investments	8,189	12,422

Net Property, Plant and Equipment	468,945	460,560

Regulatory Assets (future amounts due from customers through the ratemaking process)	152,067	160,505

Deferred Charges and Other Assets
Unamortized debt issuance expenses	4,415	5,085
Goodwill	133,892	132,473
Other	1,909	1,025
Total Deferred Charges and Other Assets	140,216	138,583

Total Assets	$907,882	$944,549

THE SOUTHERN CONNECTICUT GAS COMPANY
BALANCE SHEET

LIABILITIES AND CAPITALIZATION
(In Thousands)
(Unaudited)
	June 30,	December 31,
	2011	2010
Current Liabilities
Line of credit borrowings	$-	$7,000
Current portion of long-term debt	32,916	33,713
Accounts payable	37,667	44,486
Accrued liabilities	9,266	11,863
Current regulatory liabilities	16,080	8,401
Interest accrued	1,779	1,788
Taxes accrued	6,003	6,337
Total Current Liabilities	103,711	113,588

Noncurrent Liabilities
Pension accrued	34,156	41,048
Other post-retirement benefits accrued	20,660	20,284
Other	24,191	23,750
Total Noncurrent Liabilities	79,007	85,082

Deferred Income Taxes (future tax liabilities owed to taxing authorities)	12,543	5,664

Regulatory Liabilities (future amounts owed to customers through the ratemaking process)	120,105	128,670

Commitments and Contingencies

Capitalization
Long-term debt	189,490	190,751

Common Stock Equity
Common stock	18,761	18,761
Paid-in capital	396,937	396,071
Retained earnings	(12,973)	5,806
Accumulated other comprehensive income	301	156
Net Common Stock Equity	403,026	420,794

Total Capitalization	592,516	611,545

Total Liabilities and Capitalization	$907,882	$944,549

THE SOUTHERN CONNECTICUT GAS COMPANY
STATEMENT OF CASH FLOWS
(In Thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2011	2010
Cash Flows From Operating Activities
Net income	$15,221	$(161,943)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,670	8,766
Deferred income taxes	(1,743)	(4,737)
Pension expense	3,029	2,060
Goodwill impairment charge	-	178,885
Deferred purchased gas	21,372	19,261
Other non-cash items, net	6,829	(5,946)
Changes in:
Accounts receivable, net	(334)	(4,061)
Unbilled revenues	12,855	9,348
Prepayments	3,963	5,281
Natural gas in storage	13,088	19,002
Accounts payable	(7,988)	(12,580)
Interest accrued	(8)	(1,144)
Taxes accrued	(334)	14,064
Accrued liabilities	(2,598)	(846)
Accrued pension	(9,545)	265
Other assets	(484)	(2,103)
Other liabilities	579	657
Total Adjustments	47,351	226,172
Net Cash provided by Operating Activities	62,572	64,229

Cash Flows from Investing Activities
Inter-company receivable	(18,000)	-
Plant expenditures including AFUDC debt	(7,895)	(8,541)
Other	(335)	296
Net Cash (used in) Investing Activities	(26,230)	(8,245)

Cash Flows from Financing Activities
Line of credit borrowings (repayments)	(7,000)	-
Payment of common stock dividend	(34,000)	(14,000)
Net Cash provided by Financing Activities	(41,000)	(14,000)

Unrestricted Cash and Temporary Cash Investments:
Net change for the period	(4,658)	41,984
Balance at beginning of period	11,542	17,065
Balance at end of period	$6,884	$59,049

THE SOUTHERN CONNECTICUT GAS COMPANY
STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY
June 30, 2011
(Thousands of Dollars)
(Unaudited)

					Accumulated
					Other
	Common Stock		Paid-in	Retained	Comprehensive
	Shares	Amount	Capital	Earnings	Income	Total
Balance as of December 31, 2010	1,407,072	$18,761	$396,071	$5,806	$156	$420,794

Net income				15,221		15,221
Adjustment to goodwill			866			866
Other comprehensive income, net of tax					145	145
Payment of common stock dividend				(34,000)		(34,000)
Balance as of June 30, 2011	1,407,072	$18,761	$396,937	$(12,973)	$301	$403,026